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                                                                    EXHIBIT 23.1

                       [KPMG PEAT MARWICK LLP LETTERHEAD]



                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
CarrAmerica Realty Corporation:

We consent to incorporation by reference in the registration statement dated May 24, 1996 on Form S-3 of CarrAmerica Realty Corporation of our reports on the financial statements and related schedule of CarrAmerica Realty Corporation and the financial statements of the Carr Group, which reports appear in the December 31, 1995 annual report on Form 10-K of CarrAmerica Realty Corporation and we consent to the reference to our firm under the heading "Experts" in the registration statement.

                                                   /s/ KPMG PEAT MARWICK LLP

Washington, D.C.
May 24, 1996